UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

    As previously disclosed, on May 7, 2010, Chesapeake Energy Corporation (the “Company”) granted an option valid through June 9, 2010 to each of Maju Investments (Mauritius) Pte Ltd, an affiliate of Temasek Holdings (Private) Limited, and Hampton Asset Holding Ltd, an affiliate of HOPU Investment Management Co., Ltd, referred to together herein as the "Asian purchasers,"  to place up to 500,000 shares of the Company's 5.75% cumulative non-voting preferred stock (the "5.75% Preferred Stock") with certain non-U.S. institutional investors at a purchase price of $1,000 per share.  On May 13, 2010, the Company agreed with the Asian purchasers to extend the term of the placement option and to increase the number of shares of 5.75% Preferred Stock subject to the option by an additional 400,000 shares.

    Subsequently, the Asian purchasers exercised the placement option and, on June 18, 2010, the Company sold 900,000 shares of the Company's 5.75% Preferred Stock for an aggregate price of $900 million (representing a purchase price of $1,000 per share) pursuant to securities purchase agreements with the Asian purchasers and other non-U.S. institutional and accredited investors.

    The 5.75% Preferred Stock issued in the private placements described above is of the same series of preferred stock as the 600,000 shares sold to the Asian purchasers on May 18, 2010 and reported in Items 2 and 5 of Part II of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  The issuance and sale of the shares of 5.75% Preferred Stock is exempt from registration under the Securities Act pursuant to Section 4(2) of such Act as a transaction not involving any public offering.

    The terms, rights, obligations and preferences of the 5.75% Preferred Stock are set forth in a Certificate of Designations filed as Exhibit 3.1 to our Current Report on Form 8-K filed on May 20, 2010, as amended by a First Amendment thereto filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 11, 2010. Dividends on the 5.75% Preferred Stock will be payable, on a cumulative basis, as and if declared by the Board of Directors of the Company, in cash, at the rate per annum of 5.75% of the $1,000 liquidation preference. Declared dividends on the 5.75% Preferred Stock will be payable quarterly, in arrears, on each February 15, May 15, August 15 and November 15, commencing on August 15, 2010. We will be prohibited from paying any dividend with respect to shares of our common stock or other junior securities or repurchasing or redeeming any shares of common stock or other junior securities in any quarter unless full dividends are paid on the 5.75% Preferred Stock in such quarter.

    We will not be permitted to redeem shares of the 5.75% Preferred Stock. Each share of the 5.75% Preferred Stock may be converted at any time, at the option of the holder, into approximately 37.037 shares of our common stock (which is calculated using an initial conversion price of $27.00 per share of common stock) plus cash in lieu of fractional shares, subject to adjustment based on the conversion price. The conversion price is subject to adjustment upon the occurrence of certain customary events. On or after May 17, 2015, we may, at our option, cause the 5.75% Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then prevailing conversion price. We may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period), the closing price of our common stock exceeds 130% of the then prevailing conversion price of the 5.75% Preferred Stock. If a fundamental change occurs we may be required to pay a make-whole premium on the 5.75% Preferred Stock converted in connection with the fundamental change. The make-whole premium will be payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the fundamental change. The amount of the make-whole premium, if any, will be based on the price of our common stock and the effective date of the fundamental change.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

    On June 21, 2010, the Company issued a press release announcing that the Company continues to receive accolades from a number of organizations and media outlets for its innovative work environment, highly competitive benefits packages and unique rewards for its employees. The press release is attached herewith as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 Other Events.

    On June 21, 2010, the Company issued a press release announcing the option exercise and closing of the private issuance of $900 million of convertible preferred stock described above in Section 3 of this report. The press release is attached herewith as Exhibit 99.2.

    Also on June 21, 2010, the Company issued a press release announcing the redemption of the 6.375% Senior Notes due 2015. The press release is attached herewith as Exhibit 99.3.

    Also on June 21, 2010, the Company issued a press release announcing that its Board of Directors has declared quarterly common and preferred stock dividends.  The press release is attached herewith as Exhibit 99.4.

    On June 22, 2010, the Company issued a press release announcing the date that it will issue its 2010 second quarter financial and operational results.  The press release also provided information for accessing the related conference call.  A copy of this press release is attached as Exhibit 99.5 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           June 23, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release June 21, 2010 – Company receives four new awards

99.2	Chesapeake Energy Corporation press release dated June 21, 2010 – Closing of 5.75% Cumulative Non-Voting Convertible Preferred Stock

99.3	Chesapeake Energy Corporation press release dated June 21, 2010 – Redemption of Senior Notes

99.4	Chesapeake Energy Corporation press release June 21, 2010 – Dividends declaration

99.5	Chesapeake Energy Corporation press release June 22, 2010 – Operational update and financial results release date